Exhibit 99.1

INVESTOR PRESENTATION

October 2010

Matthew Wolsfeld, CFO

Legal Disclaimer

Forward Looking Statements

Statements contained in this presentation that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about NTIC’s future financial performance and its efforts to increase net sales by expanding the application of its corrosion inhibiting technology into the oil and gas industry and bioplastics product line including biodegradable and compostable plastics and process technology that converts plastic waste back into diesel, gasoline and mid-distillates; the future estimated market sizes, demand for and sales of NTIC’s products, the success of NTIC’s emerging businesses and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” “could,” words of similar meaning, future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: worldwide economic conditions, and their effect in particular on the automotive industry; NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of NTIC ‘s existing and new products; increased competition; the success of NTIC’s emerging new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory and accounting policies; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others.  More detailed information on these and additional factors which could affect NTIC’s results is described in NTIC’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces.  Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), NTIC uses certain non-GAAP financial measures in this presentation.  NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges.  NTIC believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating its operations, period over period.  Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of NTIC’s results as reported under GAAP.  When analyzing NTIC’s operating performance, investors should not consider NTIC’s net income, as adjusted, for example, as a substitute for NTIC’s net income prepared in accordance with GAAP or any other non-GAAP financial measure as a substitute for the comparable GAAP financial measure.  Investors should note that any non-GAAP financial measures used by NTIC may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever NTIC uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Industry Information

Information regarding market and industry statistics contained in this presentation is based on information available to NTIC that NTIC believes is accurate. It is generally based on publications that are not produced for these purposes or economic analysis.

Introduction to NTIC

▪      Global leader in environmentally-beneficial technologies

▪      Corrosion management products and technical services for industrial supply chains and oil and gas storage and transport

▪      Advanced bioplastics

▪      Commercially efficient plastic waste-to-fuel conversion systems

▪      Fiscal 2010 YTD* net sales and earnings rebounded compared to prior fiscal year period:

▪      32% net sales increase

▪      $0.41 EPS vs. ($0.57) per share loss for 9 months

▪      Significant opportunities to accelerate future growth across business lines

▪      Proven track record of growth and profitability

▪      Pre-Fiscal 2009 - 40% 5 year CAGR* in EPS

▪      Return to Profitability in Fiscal 2010

▪      Global sales network covers more than 55 countries

Environmental Innovation

Leveraging core scientific expertise and established global distribution across three compelling growth opportunities

Zerust - Rust Inhibiting Plastic Packaging                                                                                                                                                Vapor Corrosion

Inhibiting (VCI) technology replaces heavy greases, oils and hazardous solvents

Natur-Tec® - Advanced Bioplastics

Biodegradable and/or biobased plastics for flexible packaging, injection molding and engineered articles

Zerust Oil & Gas - Enhanced Corrosion Protection

Extension of Zerust® brand & know-how to oil, gas and chemical storage applications

Polymer Energy - Plastic Waste to Fuel Conversion

Plastic waste is converted to a mixture of gasoline, diesel and heavy fractions

Global Recession Impact

Bad News – Fiscal 2009 was a tough year

•       Net sales from N. Amer. operations decreased 32% and worldwide joint venture sales decreased 39% during Fiscal 2009 compared to Fiscal 2008 and incurred net loss of $(3,344,976), or $(0.89) per share, during year ended August 31, 2009

•       Incurred $554,000 impairment loss in 2Q FY09 due to former React business

Good News –Sales and EPS Rebounded in Fiscal 2010 YTD*

•       Back to profitability during nine months ended May 31, 2010 - $0.41 EPS.

•       Consolidated net sales increased significantly in Fiscal 2010 YTD* compared to prior fiscal year period

•       Cut operating expenses by implementing cost savings measures in Fiscal 2009, many of which were still in place during Fiscal 2010

•       Current fixed costs allow for significant leverage

•       Strong working capital of $5,536,087 at May 31, 2010, including $1,103,620 in cash and cash equivalents, due in part to $3,552,000 registered direct offering completed in Fiscal 2010

*Full year fiscal 2010 financial results to be announced in November 2010.

Global Distribution

Introducing new products and technologies to markets worldwide

North American Sales

•       8 direct sales people

•       300+  indirect sales people through independent agents and distributors

International Sales – Sales by joint ventures result in dividend distributions and technical service fee income for NTIC based in part on level of net sales by joint ventures

NTIC provides

•       Innovative technologies

•       Technical support

JV partners provide

•       Sales and customer support personnel

•       Access to local markets

•       Knowledge of local regulations

•       Knowledge of local business practices

Estimated Market Opportunity

	Estimated Annual Market Potential	Estimated Market Growth Rate	Percentage of NTIC FY 2010 YTD Net Sales*

Zerust	$520 Million	5-10%	94%

Zerust Oil & Gas	$25 Billion	10%	1%

Natur-Tec	$1 Billion	>20%	5%

Polymer Energy	$40 Million	3-5%	0%

•       Emerging global demand for environmentally responsible technologies

•       The market potential for Zerust® oil and gas industry and Natur-Tec®  business opportunities is larger than that for our core Zerust® business

Zerust® Overview - Corrosion Inhibiting Packaging and Technical Services

Packaging incorporates proprietary chemical additives that releases vapor corrosion inhibitors (VCI) which condense on metal surfaces to create a molecular protective layer that prevents rust.

Dominant player in the automotive industry - used by major worldwide and U.S. automotive manufacturers

Global reach – operating in most industrialized countries – through joint ventures in most international markets

Customer benefits

–     Significant monetary savings from reduced rework and customer rejects

–     Elevates quality of manufacturing process

–     Environmentally responsible alternative compared to traditional oil and grease coatings

Economics and Competition

Business Model Summary

Revenue Model:	Product sales and contract services

Distribution:	Direct sales, independent distributors and joint ventures

Growth:	Further penetrate non-automotive verticals with core Zerust® products and services
– Military
– Electrical/electronics
– Transportation
– Consumer

Value Proposition:	Zero-rust on metal product in shipment and storage. Monetary savings up to 20% from reduced rework and product scrap Cost effective corrosion protection services

Competitors:	VCI Competitors - $217 million
Non-VCI Alternatives $208 Million
Zerust - $95 million

Differentiation:	World’s largest VCI provider

Only VCI company with:
• On-site, global technical support for corrosion management
• Significant cost and environmental benefits relative to non-VCI alternatives

Zerust® Oil & Gas Opportunity

Enhanced Corrosion Protection

Patented solutions that extend the Zerust® brand & know-how to protect petroleum and process chemical industry storage tanks, pipelines and other critical infrastructure from corrosion

Petrobras –

•       Deploying Zerust® Roof protection solutions @ ~$50k to $150k/tank per year. REDUC refinery alone has potential to deploy on ~30-50 tanks. Petrobras has 14 other refineries that could roll out solutions.

•       NTIC JV received blanket PO for $1.1M for initial order of Zerust® Flange Savers for 10 offshore platforms. Petrobras has 109 platforms with an annual target spend of ~$200K/platform for Zerust® Flange Savers.

Other Oil & Gas Companies

•       NTIC is building on the Petrobras success and is in various stages of trials and contract discussions with clients like PEMEX (Mexico), Repsol (Spain), Cairn Energy (India),  Total (France) and CITGO (USA).

Global Markets

Steady approach to building Zerust® Oil & Gas business

CURRENT

•       Signed contracts

•       Dispensers installed on 3 tanks at Petrobras’ REDUC refinery

•       Blanket purchase order from Petrobras for initial Flange Savers order for 10 offshore platforms

•       Large deals signed with two major US based Oil & Gas industry equipment suppliers for ‘traditional’ NTIC products

•       Trials and R&D

•       PEMEX (Mexico) trials completed for Flange Savers and trials underway for tank roof systems

•       Product trials underway at Repsol (Spain) and Shell (Malaysia)

•       Funded tank bottom corrosion prevention R&D project for Petrobras underway

•       Pipeline corrosion R&D project for Total (France) underway

STEP 1

Activities Underway For:

•       Initiating trials and contracts with key client targets through agencies/ partners in the United States, Venezuela, Russia, India, Malaysia and the Middle East

•       Conversion of Flange Saver trials at PEMEX into commercial order for 10+ offshore platforms

•       PEMEX owns and operates 225 offshore platforms in the Gulf of Mexico

•       Global expansion of program with Oil & Gas suppliers/manufacturers during transportation and storage – build on existing contracts in the US

•       Expanding R&D programs with Petrobras

•       Building the R&D and sales/ engineering teams to support the increased market activities

STEP 2

Strategic Plans Laid Out To:

•       Grow sales and references in the United States in partnership with Gonzalez Energy Services (GES)

•       Aggressively grow in Mexico, Russia, Venezuela and the Middle East through industry specific agency contracts and JV partnerships.

•       Use client win references to help existing JV partners actively pursue Oil & Gas clients in their local markets

•       Expand R&D and Product Development teams to bring new solutions to the market

Economics and Competition

Business Model Summary

Revenue Model:	Product and service sales with value pricing based on hard savings realized by the client

Distribution:	Direct sales and through JV network Agency agreements

Target Markets:	Oil refineries, offshore production platforms, oil production wells, oil pipelines, process chemical plants, retail gas stations

Value Proposition:	Minimize maintenance downtime Extend infrastructure service life by 5 to 6 times Reduce risk of environmental pollution due to corrosion leaks.

Competitors:	No direct competitors Conservative industry requires long lead times to penetrate Alternative technologies, though proven ineffective, are still used

Differentiation:

Unique, patent protected solutions that have been proven to be highly effective

Focus on specific niche areas not targeted by traditional corrosion mitigation companies

Consultative approach with R&D options

Growth Strategy

•       Work with Oil & Gas specific agents and partners in key geographies around the world. Emphasis on:

•       USA – Direct sales + agency support from GES

•       Mexico – Direct sales + agency support from GFCS

•       Venezuela – Agency support from Iromad VZ

•       Russia - JV partner focused on Oil & Gas

•       Middle East – Branch office + agency support

•       France – JV partner with inroads into Total

•       Build on NTIC’s R&D capabilities to boost credibility:

•       Additional R&D being conducted with clients around the world to bring new products and solutions to the market

•       Unique laboratory facilities and field application expertise

Advanced Bioplastics

•       Natur-Tec® products:

–                  Allow customers to reduce their carbon footprint

–                  Provide superior performance at competitive prices

–                  Meet industry standards for biodegradability

–                  Made from renewable resources

•                    Uniquely broad product portfolio

–                  Flexible film – compostable bags, agricultural film, etc.

–                  Injection Molded – disposable cutlery, engineering plastics, etc.

–                  Foam – cushioning material, insulation packaging, etc.

–                  Extrusion Coating – paper solutions, consumer packaging, etc.

–                  Engineered Composite Materials

•                    Representative customer opportunities

–                  Major state university -  Working to supply compostable bags for all campus dining and dorm facilities

–                  Major discount retailer -  Working with retailer to define sustainable packaging mandates for suppliers

–                  Multi-national consumer goods company – Reducing carbon footprint of consumer products through the use of biobased plastics

–                  Major office products supplier – Integrating biobased and biodegradable materials into high volume product applications

Economics and Competition

Business Model Summary

Revenue Model:	Finished products and resin sales

Distribution:	Direct sales to end-users and distributors

Target Markets:	Consumer and industrial packaging, consumer goods, foodservice

Value Proposition:	Broad product portfolio provides one-stop bioplastic packaging solutions Proprietary IP and know-how enables development of customized engineered solutions

Competitors:	Novamont
- High brand awareness, well funded
- High cost with performance limitations
Heritage Plastics
- Trash bag manufacturer w/ strong US distribution
- US only/film products only
Cereplast
- Strong injection molded products
- Limited to PLA blends
FKUR
- PLA and polyester blends
- High cost/Europe only

Differentiation:

Customization – deep knowledge of bioplastic polymer chemistry combined with proprietary  processing know-how enables development of unique customized solutions for global customers

Lower cost than competing bioplastics

Competitive performance to traditional plastics

Dr. Ramani Narayan – NTIC technologist from Michigan State University, is the leading bioplastics expert in the world

Bioplastics Market Opportunity

$1.0 billion market for bioplastic resins projected to grow to over $2.6 billion by 2013*

Key drivers of market growth

•                    Major corporations mandating sustainability standards from vendors as a way to reduce the carbon footprint of their products

•                    Favorable regulatory environment

•                    Volatile petroleum prices reducing the cost disparity vs. traditional plastics

•                    Improved technical properties and product functionality

•                    Increased environmental awareness at the consumer level

Polymer Energy™ Overview

Plastic Waste to Fuel

Catalytic pyrolysis process converts plastic waste (primarily polyolefins) into crude oil resulting in an economically viable and environmentally responsible alternative to current methods of recycling and disposal of plastic waste.

•                    Polymer Energy, LLC, a joint venture with Zbigniew Tokarz and Zalewski family, in which NTIC has a 62.5% interest, has exclusive rights to sell the technology in North America and Asia

•                    Commercially proven

–                  10 units operating in Europe deployed by T-Technology

–                  3 units operating in Asia deployed by Polymer Energy, LLC.

•                    Each module can process 2,100 tons of plastic waste annually into approximately 11,500 barrels of oil

Economics and Competition

Business Model Summary

Revenue Model:	Upfront machine sales and installation Ongoing catalyst sales and technical support

Distribution:	Direct sales through Polymer Energy, LLC in North America and Asia

Target Markets:	Developing country manufacturers and waste management entities

Value Proposition:	Efficient conversion process makes plastic waste to fuel conversion profitable with an estimated pay-back within 3 years

Competitors:	Envion
- Pilot plant in the US
- no commercial installations
- ½ the oil production on a per ton basis
Unique Plastic Waste Mgmt/
Asian Electronics Ltd.
- Pilot plant in Nagpur, India
- No commercially viable installation
Plas2Fuel
- Currently in R&D mode
- No commercially viable installation

Differentiation:	Only internationally recognized and commercially proven technology with an operational experience base of more than 2 years

Growth Strategy

▪                   Impressive market response with customer inquiries from all around the world

▪                   First units operating in India and Thailand

▪                   Contract negotiations underway with additional customers in North America and Asia

▪                   NTIC’s extensive JV network provides immediate market reach and strong local connections

▪                   Especially in fast growing emerging economies that are concerned about plastic waste

▪                   NTIC’s manufacturing base in Chennai, India provides seamless service to global customers by:

▪                   Leveraging the award-winning high-quality manufacturing expertise of our Indian JV partner

▪                   Tapping into low cost but highly-skilled engineering resources for ongoing R&D and technical support

Corporate & Financial Overview

Except for Fiscal 2009, there has been a Long Track-Record of Success as well as a Return to Profitability in YTD Fiscal 2010

Earnings Per Share*
FY 2003	$0.13
FY 2004	$0.29
FY 2005	$0.33
FY 2006	$0.48
*FY 2007	$0.68
FY 2008	$0.69
FY 2009	$(0.89)
9m FY 2010	$0.41

* FY 2007 EPS are on a non-GAAP basis and are adjusted downward to subtract the $724,000 gain on sale of building. FY 2009 earnings will not be available until November 2009, but are anticipated to be a net loss and significantly worse compared to prior periods.

Fiscal 2010 – Return of Global Sales in Core Zerust Business

Worldwide Sales**
FY 2003	$45,300
FY 2004	$56,600
FY 2005	$70,500
FY 2006	$80,500
FY 2007	$97,254
FY 2008	$112,980
FY 2009	$70,470
9m - FY 2010	$72,103

** Worldwide sales are the sales of NTIC consolidated with all sales through its joint venture network, of which NTIC owns between 25% and 50% of all joint ventures, and are based on foreign currency exchange rates at each respective year end.

Estimated Global sales for all of FY 2010 are just over ~$100 million based on based on extrapolation of Q1-3 FY 2010 Sales

NTIC Balance Sheet

Strong Balance Sheet with very little debt

	May 31, 2010	August 31, 2009	August 31, 2008

ASSETS

CURRENT ASSETS	9,260,555	6,468,889	8,832,422

PROPERTY AND EQUIPMENT, net	3,484,050	3,542,169	3,754,565

INVESTMENTS IN JOINT VENTURES	14,960,391	14,064,122	16,016,347

OTHER ASSETS	2,449,743	2,407,740	2,726,278

TOTAL ASSETS	30,154,739	26,482,920	31,329,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:	3,724,468	3,741,117	5,175,123

OTHER LIABILITIES	0	0	3,398

TOTAL LIABILITIES	3,724,468	3,741,117	5,178,521

TOTAL STOCKHOLDERS’ EQUITY:	26,430,271	22,741,803	26,151,091

Joint Venture Economics

•                    29 international joint ventures

–                  50/50 ownership with local JV partner

–                  NTIC receives ~7% fee on JV sales and 50% of JV distributions

•                    Equity method accounting on GAAP financial statements

–                  Equity in income reported on GAAP income statement

–                  Gross JV sales disclosed in notes to consolidated financials

•                    Direct expenses to support JVs are relatively fixed, representing significant operating leverage on incremental JV sales

MANAGEMENT

Mr. G. Patrick Lynch:

Mr. G. Patrick Lynch, an employee of NTIC since 1995, has been President since July 2005 and Chief Executive Officer since January 2006 and was appointed a director of NTIC in February 2004.  From July 2005 to January 2006, Mr. Lynch served as Chief Operating Officer of NTIC.  Mr. Lynch served as President of North American Operations of NTIC from May 2004 to July 2005.  Prior to May 2004, Mr. Lynch held various positions with NTIC, including Vice President of Strategic Planning, Corporate Secretary and Project Manager.  Prior to joining NTIC, Mr. Lynch held positions in sales management for Fuji Electric Co., Ltd. in Tokyo, Japan and programming project management for BMW AG in Munich, Germany.  Mr. Lynch received an M.B.A. degree from the University of Michigan Business School in Ann Arbor, Michigan.

Mr. Matthew Wolsfeld:

Mr. Matthew C. Wolsfeld, an employee of NTIC since February 2001, has been NTIC’s Chief Financial Officer since November 2001 and Corporate Secretary since November 2004.  Mr. Wolsfeld was Controller of NTIC from May 2001 through November 2001. Prior to joining NTIC, Mr. Wolsfeld held an auditing position with PricewaterhouseCoopers LLP in Minneapolis, Minnesota from 1997 to 2001.  Mr. Wolsfeld received a B.A. degree in Accounting from the University of Notre Dame and received his M.B.A. degree at the University of Minnesota, Carlson School of Business.  Mr. Wolsfeld is a Certified Public Accountant.

PRIMARY TECHNOLOGISTS

Dr. Don Kubik, Ph.D.:

Dr. Donald A. Kubik, Ph.D. served as NTIC’s Chief Technology Officer from May 2000 to June 2009 at which time he retired and was employed by NTIC since 1978.  Dr. Kubik has served as a director since 1980 and was appointed Vice Chairman of the Board in September 1999. Dr. Kubik served as Vice President of NTIC from 1979 to September 1999 and as Co-Chief Executive Officer of NTIC from September 1999 to May 2000. Dr. Kubik is responsible for developing the patent that led to NTIC’s introduction of protective plastic film and paper products incorporating volatile corrosion inhibitors. Prior to joining NTIC, Dr. Kubik held a research and development position with Minnesota Mining & Manufacturing (3M).  Dr. Kubik continues to serve as an independent contractor to NTIC.

Dr. Ramani Narayan, Ph.D.

Dr. Ramani Narayan, Ph.D. has been a director of NTIC since November 2004. He is Professor of Chemical & Biochemical Engineering in the Department of Chemical Engineering & Materials Science at Michigan State University, E. Lansing, MI where he has 105 refereed publications in leading journals to his credit, 18 patents, edited three books and one expert dossier in the area of bio-based polymeric materials. His research encompasses design & engineering of sustainable, biobased products, biodegradable plastics and polymers, reactive extrusion polymerization and processing, studies in polymer biodegradation and composting. He is on the Board of Directors of ASTM International and the Biodegradable Products Institute (BPI), North America. He serves on the Technical Advisory board of Tate & Lyle. He has won the Governors University Award for commercialization excellence; Michigan State University Distinguished Faculty Award, 2006, 2005 Withrow Distinguished Scholar award, Fulbright Distinguished Lectureship Chair in Science & Technology Management & Commercialization (University of Lisbon; Portugal); First recipient of the William N. Findley Award, The James Hammer Memorial Lifetime Achievement Award, and Research and Commercialization Award sponsored by ICI Americas, Inc. & the National Corn Growers Association.

Dr. Sunggyu Lee, Ph.D.

Dr. Sunggyu Lee, Ph.D. was elected a director of NTIC in January 2004. Dr. Lee is Professor of Chemical and Biological Engineering, University of Missouri-Rolla, Rolla, Missouri. Previously, he held positions of Robert Iredell Professor and Head of Chemical Engineering Department at the University of Akron, Akron, Ohio for 1988-1996 and C.W. LaPierre Professor and Chairman of Chemical Engineering at University of Missouri-Columbia for 1997-2005. He has authored six books and over 400 archival publications and received 22 U.S. patents in a variety of chemical and polymer processes and products. He is currently serving as Editor of Encyclopedia of Chemical Processing, Taylor & Francis, New York, NY. Throughout his career, he has served as consultant and technical advisor to a number of national and international companies. He received his Ph.D. from Case Western Reserve University, Cleveland, Ohio in 1980.

Professor Efim Lyublinski

Prof. Efim Ya. Lyublinski has been employed by NTIC since March 2000 in the position of Vice President and Director of New Technologies and Applications Engineering.  Prof. Lyublinski is a Member of the Russian Academy of Natural Sciences and NACE International the Corrosion Society.  From 1984 to 1999, Prof. Lyublinski was Head of Laboratory of Complex Methods of Corrosion Protection at the Central Research Institute of Structural Materials (“Prometey”), St. Petersburg, Russia.  Prof. Lyublinski also held a Senior Consulting Position with Osmos Technology, Boston, Massachusetts from 1995 to 1999.  Prof. Lyublinski holds 18 patents, is responsible for 64 inventions and has authored 14 books, 148 articles and lectured at more than 100 symposiums, conferences and congresses in the areas of materials science and corrosion. Prof. Lyublinski received the following awards: in 1997, gold medal of the International Exhibition of Patents in Brussels (Belgium).  From 1975 to 1986 – three gold, three silver and one bronze medal from the Exhibitions of the Achievements of Russian National Economy.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

4201 WOODLAND ROAD, P.O. Box 49

CIRCLE PINES, MN 55014

USA

+1 (763) 225-6600

WWW.NTIC.COM

Ticker Symbol: NTIC (NASDAQ)